

JONES APPAREL GROUP

2009 Third Quarter Earnings

October 28, 2009

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

- those associated with the effect of national, regional and international economic conditions;
- lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
- the tightening of the credit markets and the Company's ability to obtain credit on satisfactory terms;
- given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
- the performance of the Company's products within the prevailing retail environment;
- customer acceptance of both new designs and newly-introduced product lines;
- the Company's reliance on a few department store groups for large portions of the Company's business;
- consolidation of the Company's retail customers;
- financial difficulties encountered by the Company's customers;
- the effects of vigorous competition in the markets in which the Company operates;
- the Company's ability to attract and retain qualified executives and other key personnel;
- the Company's reliance on independent foreign manufacturers;
- changes in the costs of raw materials, labor, advertising and transportation;
- the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
- the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;
- the Company's ability to successfully implement new operational and financial computer systems; and
- the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Strategy Overview: Remain a Strong Competitor – Continue to Control Inventories and Manage Costs

- Control discretionary spending; maintain conservative approach to new projects
  - Third quarter SG&A spending $38 million lower in 2009 than 2008
- Monitor inventory closely
  - Third quarter sales and orders were in line with expectations
  - Inventory is at appropriate levels for the current environment
- Leverage scale for expense management
- Fine tune and execute retail improvement strategy for Company operated retail stores
- Maintain financial flexibility
  - Strong balance sheet, liquidity and cash flow
  - Ended Q3 with $157 million cash and $650 million credit facility remains undrawn
  - No debt maturity for senior notes until 2014

Operating from a position of strength – realizing the impact of the programs initiated last year to streamline the Company.

Growth Strategy Overview: Deliver Shareholder Value Through Constant Innovation and Execution

- Drive growth through "People, Product, Execution"
- Stimulate core brands: new and relevant product initiatives, innovative concepts, marketing and branding
  - Launch of Rachel Rachel Roy contemporary line nationally at Macy's on September 1, 2009, including e-commerce site for Rachel Roy brands – www.rachelroy.com
  - Roll-out Nine West Vintage America Collection to over 900 doors
  - Stimulate Nine West brand with Nine Loves loyalty program – currently over 400,000 members
  - Enhance footwear and accessories offerings through ShoeWoo, multi-brand format store – flagship NYC store opened in NYC; expect 6 test doors in 2009
- Grow market share
  - Maintain position as top department store resource
  - Continue to support and grow mass market opportunity
  - Expand international reach (Kurt Geiger and GRI Group Limited)
  - Pursue exclusive partnerships
- Continue to sell into a varied portfolio of channels; leverage e-commerce opportunity
- Enhance and strengthen appeal of brands
  - Continued emphasis on design and merchandise assortments
  - Maintain consistency of quality and fit

Reinvigorated Company, benefitting from innovative merchandising and product initiatives.

Retail Improvement Strategy Update

- Closing unprofitable and marginally profitable store locations
  - To date, have closed 69 doors
  - Reducing store base by approximately 265 doors by December 2010
  - Timing is right with upcoming lease expirations, minimal cash outlay
    - Constructive negotiations with landlords
- Expense savings and elimination of unprofitable locations to benefit results. Anticipated benefits: $4 million in 2009; $16 million in 2010; $22 million in 2011
- Smaller chain yields reduced capital requirements
- Anticipate improved return on invested capital and reduction in inventory levels
- Retail remains core to Jones Apparel Group
  - Key retail stores (flagships) enhance brands
  - Product synergies with Wholesale channel
  - Branding opportunity – ability to showcase complete brand line
  - Outlet channel has been consistently profitable point of distribution

Right-sizing initiatives to stabilize, improve return on invested capital and return Company-owned retail to profitability.

RACHEL
RACHEL ROY

and www.RachelRoy.com

A new brand that offers affordable, *contemporary* sportswear, footwear & accessories

- Launched nationwide exclusively at Macy's September 1, 2009, with strong fashion "buzz"
- Complements Jones Apparel Group's portfolio of brands
  - Targets new demographic
  - Right timing, as the Rachel Rachel Roy shopper is seeking contemporary designs at sharp price points
- Utilizes Jones Apparel Group's infrastructure (sourcing, product development)
- Emphasis on creative marketing & branding via pop-up store and social media (Twitter, FaceBook, iphone look-book application)



Q3 2009 Performance – Consolidated

($ in millions, except per share)	Q3-2009	Q3-2008
Total Revenue	$857	$965
Gross Profit	$305	$324
Gross Margin	35.6%	33.6%
Operating Income	$74	$55
Income from Continuing Operations	$39	$29
Adjusted EPS from Continuing Operations	$0.46	$0.34

- Revenue down as anticipated, reflective of overall economic conditions that continue to affect retail sales in general
- Gross margins improved by 200 basis points with improvements across all segments
- Revenue from e-commerce sites increased approximately 58% to $11 million
- Company operated retail showing positive signs, reflecting retail improvement strategy

Amounts relate to adjusted results from continuing operations – see Appendix for reconciliation of GAAP to adjusted

Q3 2009 Performance – Segment

($ in millions)	Q3 - 2009	Q3 - 2008
Revenue (including intersegment revenues) -		
Wholesale Better Apparel	$287	$351
Wholesale Jeanswear	$205	$204
Wholesale Footwear & Accessories	$242	$297
Retail	$167	$173
Operating Profit -		
Wholesale Better Apparel	$40	$36
Wholesale Jeanswear	$23	$12
Wholesale Footwear & Accessories	$30	$31
Retail	($10)	($20)
Operating Margin -		
Wholesale Better Apparel	14.0%	10.4%
Wholesale Jeanswear	11.4%	6.1%
Wholesale Footwear & Accessories	12.6%	10.3%
Retail	-6.2%	-11.5%

Amounts relate to adjusted results from continuing operations – see Appendix for reconciliation of GAAP to adjusted

JAG

Strong Financial Position

- Cash at quarter end: ~ $157 million
- Inventory at quarter end: ~ $417 million, down 24% from prior year
- ABL facility undrawn at 10/3/09
- Quarterly dividend: $0.05 per share
- Third Quarter 2009 Capital Expenditures: ~ $6 million

2009 Guidance

($ in millions)	Revenue
Wholesale Better Apparel	$1,050 - $1,060
Wholesale Jeanswear	$825 - $835
Wholesale Footwear and Accessories	$890 - $900
Retail	$685 - $695
Licensing, Other and Eliminations	$(140) - $(150)
Total Company	$3,310 - $3,340
Interest Expense	~$49 Million
Equity Loss in Joint Ventures	~$(3) Million
Effective Tax Rate	~35.0 %
Depreciation and Amortization	~$81 Million
% of Net Earnings Applicable to Common Equity	~96.0%
Weighted Average Shares	~82 Million
Capital Expenditures	~$30 Million

Full Year Brand Contribution



2009 Projected Revenues
Nine West 23%
Jones New York 21%
Easy Spirit 7%
l.e.i. 7%
Anne Klein 7%
Gloria Vanderbilt 7%
Bandolino 5%
Kasper 4%
Energie 3%
Other 16%

Appendix

Q3 2009 Reconciliation GAAP to Adjusted

($ in millions, except per share)

	GAAP	Adjustments		Adjusted
Q3 2009 Net Revenues				
Wholesale Better Apparel	$ 287	$ -		$ 287
Wholesale Jeanswear	204	1	(a)	$ 205
Wholesale Footwear & Accessories	242	-		$ 242
Retail	167	-		$ 167
Licensing, Other and Eliminations	(45)	-		$ (45)
Total Company	$ 855	$ 1		$ 856
Q3 2009 Gross Profit	$ 304	$ 1		$ 305
Q3 2009 Operating Income				
Wholesale Better Apparel	$ 38	$ 2		$ 40
Wholesale Jeanswear	21	2	(a)	23
Wholesale Footwear & Accessories	28	2	(b)	30
Retail	(17)	7	(c)	(10)
Licensing, Other and Eliminations	(9)	-		(9)
Total Segment Income	$ 61	$ 13		$ 74
Net Income from Continuing Operations	$ 30	$ 9		$ 39
Net Income allocated to Common Equity	$ 29	$ 9		$ 38
Net Income allocated to Participating Shares	$ 1	$ -		$ 1
Total allocated net income	$ 30	$ 9		$ 39

(a) Represents costs related to the exit from or restructuring of certain moderate sportswear lines, severance and other expenses related to strategic review of operations, and certain other items.

(b) Includes severance related to the restructuring of our costume jewelry business, certain charges associated with the bankruptcy of our former U.K. licensee, and severance and other expenses related to restructuring activities and certain other charges.

(c) Includes fixed asset impairment and other charges related to the closure of underperforming retail locations announced in April 2009.

Appendix

Q3 2008 Reconciliation GAAP to Adjusted

($ in millions, except per share)

	GAAP	Adjustments		Adjusted
Q3 2008 Net Revenues				
Wholesale Better Apparel	$ 351	$ -		$ 351
Wholesale Jeanswear	203	1	(a)	$ 204
Wholesale Footwear & Accessories	297	-		$ 297
Retail	173	-		$ 173
Licensing, Other and Eliminations	(60)	-		$ (60)
Total Company	$ 964	$ 1		$ 965
Q3 2008 Gross Profit	$ 323	$ 1	(a)	$ 324
Q3 2008 Operating Income				
Wholesale Better Apparel	$ 36	$ -		$ 36
Wholesale Jeanswear	11	1	(a, b)	12
Wholesale Footwear & Accessories	31	-		31
Retail	(20)	-		(20)
Licensing, Other and Eliminations	(6)	2	(a, b)	(4)
Total Segment Income	$ 52	$ 3		$ 55
Net Income from Continuing Operations	$ 26	$ 3		$ 29
Net Income allocated to Common Equity	$ 25	$ 3		$ 28
Net Income allocated to Participating Shares	$ 1	$ -		$ 1
Total allocated net income	$ 26	$ 3		$ 29

(a) Includes costs related to the exit from certain moderate sportswear lines, the repositioning of l.e.i. as an exclusive product for Walmart, and other restructuring costs.

(b) Includes severance and other expenses related to restructuring activities and certain other charges.